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                                                                Exhibit 99(a)(3)

                         NOTICE OF GUARANTEED DELIVERY

                    FOR TENDER OF SHARES OF COMMON STOCK OF

                         APPLIED DIGITAL ACCESS, INC.
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

  This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) (i) if certificates ("Share Certificates") evidencing shares of common stock par value $0.001 per Share (the "Common Stock"; all of the shares of Common Stock being hereinafter collectively referred to as the "Shares") of Applied Digital Access, Inc. are not immediately available, (ii) if Share Certificates and all other required documents cannot be delivered to ChaseMellon Shareholder Services, L.L.C. as Depositary (the "Depositary"), prior to the Expiration Date (as defined in
Section 1 of the Offer to Purchase (as defined below)) or (iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by facsimile transmission to the Depositary. See Section 2 of the Offer to Purchase.

                       The Depositary for the Offer is:

                   ChaseMellon Shareholder Services, L.L.C.

          By Mail                   By Hand                 By Overnight



     Reorganization             Reorganization             Reorganization
       Department                 Department                 Department
       PO Box 3301               120 Broadway            85 Challenger Road
  South Hackensack, NJ            13th Floor              Mail Stop--Reorg
          07606               New York, NY 10271         Ridgefield Park, NJ
                                                                07660

                           By Facsimile Transmission
                       (for eligible institutions only):
                                (201) 296-4293

                     Confirm facsimile by telephone only:
                                (201) 296-4860

  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

  This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.
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Ladies and Gentlemen:

  The undersigned hereby tenders to Dynatech Acquisition Corporation, a Delaware corporation and an indirect wholly-owned subsidiary of Dynatech Corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated September 14, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal (which, amended from time to time, together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure described in Section 2 of the Offer to Purchase.

Number of Shares: _____________________________________________________________

Certificate Nos. (If Available): ______________________________________________

[_]Check if Shares will be delivered by book-entry transfer

  Name of Tendering Institution: _____________________________________________

  Account No.: _______________________________________________________________

Signature(s) of Holder(s):

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Dated: ______________________________

Name(s) of Holders:

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Please Type or Print

Address: ______________________________________________________________________
                                                     Zip Code

Area Code and Telephone No.: __________________________________________________

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              GUARANTEE (NOT TO BE USED FOR SIGNATURE GUARANTEE)

  The undersigned, a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or which is a commercial bank or trust company having an office or correspondent in the United States that is a member in good standing of the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, guarantees to deliver to the Depositary, at one of its addresses set forth above, Share Certificates evidencing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company, in each case with delivery of (a) a Letter of Transmittal (or facsimile thereof) properly completed and duly executed, with any required signature guarantees or (b) an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three Nasdaq Stock Market trading days of the date hereof.

Please Type or Print

Name of Firm: _________________________________________________________________

Address: ______________________________________________________________________

Area Code and Telephone No.: __________________________________________________

Name: _______________________________     Title: ______________________________

Authorized Signature: _________________________________________________________

Dated: ________________________________________________________________________

  DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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